Exhibit
Number
(4)(a)(1) Amended and Restated Certificate and Agreement of Limited Partnership (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).

(4)(a)(2) Fifteenth Amendment to the Amended and Restated Certificate and Agreement of Limited partnership dated January 13, 1991.

(4)(b) Subscription Agreement included as Exhibit B to Prospectus contained in Amendment No. 2 to the Partnership's Registration Statement No. 33-23240 filed and declared effective
              January 13, 1989, and incorporated herein by reference.

(28) Portions of the Prospectus dated January 13,1989 (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).